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EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2004, relating to the financial statements, which appear in the 2003 Annual Report to Shareholders of Kerzner International Limited, which is incorporated by reference in Kerzner International Limited's Annual Report on Form 20-F for the year ended December 31, 2003.

Hartfort, CT
December 6, 2004

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  EXHIBIT 23.4
Consent of Independent Registered Public Accounting Firm